Exhibit 10.20

FORM OF

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”), dated as of this __ day of December, 2014, is entered into by and by and between PolyPid Ltd., a company organized under the laws of Israel (the “Company”) and each of the lenders whose names are set forth in Exhibit A attached hereto (each, a “Lender” and together, the “Lenders”).

RECITALS

WHEREAS, the Company is seeking financing in the form of a convertible loan; and

WHEREAS, the Lenders, which are current shareholders of the Company, have agreed to grant the Company, and the Company has agreed to accept from the Lenders, a convertible loan in an aggregate amount of up to Three Million United States Dollars ($3,000,000), subject to and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Loan.

1.1.	The Loan Amount. At the Closing (as defined below), the Lenders shall provide the Company a loan in the aggregate principal amount of up to Three Million United States Dollars ($3,000,000) (the “Principal Amount”), pursuant to the allocation set forth in Exhibit A attached hereto.

In addition, it is agreed that the Company may borrow, under same terms, additional amounts from external investors which are not shareholders of the Company (the "New Investor(s)") in one or more tranches, up to an additional principal amount of Two Million Five Hundred Thousand United States Dollars (US $2,500,000) subject to the resolution of the board of directors of the Company, all within a period ending on the earlier of: (a) 20 days following the Closing, and (b) the pricing of an initial public offering of the Company. The New Investor shall sign a joinder to this Agreement and shall each be deemed as an Investor for the purpose of this Agreement. In the event that the investment (the “New Investors’ Investment”) made by the New Investors will be made in the form of a loan pursuant to such a joinder, the New Investors’ Investment shall not be considered as a Financing Round for the purpose of Section 2.1 below ("Additional Closing").

1.2.	Interest. The Principal Amount shall bear interest at the rate of 4% per annum, compounded annually (“Interest”). Notwithstanding anything herein to the contrary, the Interest shall either be, subject to the Company's sole discretion: (i) paid to the Lenders in cash (in case of repayment of the Loan Amount or in case of conversion of the Principal Amount pursuant to the terms of Section 2 below); or (ii) converted into share capital of the Company together with the Principal Amount, on the same terms; in each case, subject to withholdings taxes, if applicable. The Principal Amount together with the applicable accrued Interest shall be referred to herein as the “Loan Amount”.

1.3.	Closing. The closing of the transactions contemplated herein shall occur on the date hereof (the “Closing”). At the Closing, the following transactions shall be consummated simultaneously:

1.1.1.	The Lenders shall deliver to the Company the Principal Amount by wire transfer of immediately available funds pursuant to the wiring instructions to be delivered to the Lenders by the Company.

1.1.2.	The Company shall deliver to the Lenders: (A) true and correct copies of resolutions of the Company’s Board of Directors and shareholders approving, inter alia, this Agreement and the transactions contemplated hereby, and (B) evidence that any preemptive, veto and similar rights of the shareholders of the Company have either been waived or complied with in accordance with the Company’s Articles of Association.

1.1.3.	Use of Proceeds. The Company shall use the proceeds of the Principal Amount for its ongoing operations as shall be resolved by the Board of Directors of the Company.

2.	Conversion of the Loan. The Loan Amount shall be converted into shares of the Company pursuant to the provisions of this Section 2.

2.1.	Mandatory Automatic Conversion upon Financing Round.

2.1.1.	In the event that prior to the first anniversary of the Closing Date (the “Due Date”), the Company shall consummate a financing round in the Company’s share capital by one or more investors (whether or not such investors are existing shareholders of the Company) (the “Financing Round”), the Principal Amount or the Loan Amount, as applicable and subject to the Company’s discretion pursuant to Section 1.2 above, will be automatically converted into the most senior class of shares of the Company issued in such Financing Round, based on the price per share reflected in such Financing Round, after giving effect to a 25% discount (the "Discount").

2.1.2.	The shares of the Company issued to the Lenders upon conversion of the Principal Amount or Loan Amount, as applicable, pursuant to Section 2.1.1 above shall be of the same class and shall have the same rights and preferences as the most senior shares issued to the investors in such Financing Round as such rights are reflected from time to time in the Articles of Association of the Company (the "AOA").

2.2.	Automatic Conversion upon Initial Public Offering. Unless previously converted pursuant to Section 2.1 above, immediately prior to the closing of an Initial Public Offering of the Company (an "IPO"), the outstanding Principal Amount or Loan Amount, as applicable, shall be automatically converted into ordinary shares of the Company at a price per share equal to the price per share of the Company’s ordinary shares being offered in the IPO, after giving effect to the Discount. Any shares which shall be issued to the Lenders in connection with the IPO shall be subject to a 180 day lock-up and/or as may be reasonably required by the underwriter of the IPO. Each Lender hereby irrevocably consents to execute any ancillary document deemed by the Company or the underwriters necessary or desirable to reflect said conversion terms.

2.3.	Mechanics of Conversion.

2.3.1.	No Fractional Shares. Conversion into shares shall be calculated based on the aggregate Principal Amount or Loan Amount, as applicable, to be converted and upon conversion, no fractional shares shall be issued to the Lenders, and the number of converted shares to be issued shall be rounded to the nearest whole number.

2.3.2.	Issuance of Share Certificates. The Company shall, immediately upon any conversion of the Principal Amount or Loan Amount, as applicable, issue and deliver to each Lender a certificate representing the number of the converted shares to which such Lender shall be entitled upon conversion of its portion of the Principal Amount or Loan Amount, as applicable.

2.3.3.	Lenders' Undertaking to Execute Documents. Each Lender hereby undertakes, upon the conversion of the Principal Amount or Loan Amount, as applicable, in accordance with the provisions of this Agreement, to execute any and all documents requested by the Company, if such execution is required under any law in order to effect such conversion.

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2.3.4.	Discharge. Upon conversion of the Principal Amount or Loan Amount, as applicable, in accordance with the terms of this Agreement, the Principal Amount or Loan Amount, as applicable, shall, for all intents and purposes, be fully repaid and discharged. At such time that the entire Loam Amount shall be repaid and/or discharged, this Agreement shall terminate.

2.3.5.	Withholding Taxes. The Company shall be entitled to deduct withholding taxes in accordance with applicable law.

2.3.6.	Rights of Lenders. Prior to the conversion of the Principal Amount or Loan Amount, as applicable, the Lender, in its capacity as lender, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions.

3.	Repayment of the Loan

3.1.	Upon an Event of Default. The Loan Amount shall immediately become due and payable in cash by the Company (to the extent not previously converted into shares of the Company pursuant to Section 2 above) upon an Event of Default. Payment shall be made in lawful money of the United States of America and shall be subject to withholding taxes in accordance with applicable law.

For purposes of this Agreement, an “Event of Default” shall mean any of the following: (i) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or applies for or consents to the appointment of any custodian, receiver or trustee for all or any substantial part of its property, or shall admit in writing that it is generally unable to pay its debts as they become due, or takes any action to authorize any of the actions or events set forth above in this clause; all provided however that such proceedings were not terminated, lifted or cancelled within 90 days thereafter; (ii) an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, which has not been removed, sustained or terminated within 90 days thereafter (iii) a custodian, receiver, liquidator, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company which has not been removed, sustained or terminated within 90 days thereafter; (iv) the Company adopts a resolution for liquidation, winding up or dissolution (or suffers any liquidation, wind-up or dissolution), bankruptcy or reorganization of the Company; (v) the calling by the Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with such creditors which has not been removed, sustained or terminated within 90 days thereafter.

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Lenders as follows:

4.1.	Organization. The Company is a company duly formed, validly existing under the laws of the State of Israel, with full corporate power and authority to enter into and perform its obligations under this Agreement.

4.2.	Authorization. All corporate action on the part of the Company (including its shareholders) necessary for the authorization, execution, delivery, and performance of all of the Company's obligations under this Agreement have been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms. The shares issued to the Lenders upon conversion of the Principal Amount or Loan Amount, as applicable, (the “Conversion Shares”), when issued and delivered (if any), will be validly issued, fully paid and other than as set forth in the AOA, as in effect at the relevant time, free of restrictions on transfer.

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4.3.	No Breach. The execution and delivery of this Agreement or compliance by the Company with the terms and provisions hereof, will neither conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of the Company's articles of association, or other governing instruments of the Company, nor will such execution and delivery of this Agreement or compliance by the Company with the terms and provisions hereof, conflict with or result in a breach or violation of, any of the terms, conditions and provisions of (i) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, (ii) any agreement, contract, lease, license or commitment to which the Company is a party or to which it is subject, or (iii) applicable law. Such execution, delivery and compliance does not and will not, (a) give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment referred to in this paragraph, or to any of the properties of the Company or (b) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.

5.	Representations and Warranties of the Lenders. Each Lender (severally and not jointly) hereby represents and warrants to the Company as follows:

5.1.	The Lender has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes a legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms.

5.2.	The Lender is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that the information contained on the signature page hereto is complete, accurate and true in all respects;

5.3.	The Lender has had the opportunity to conduct an independent examination of the Company’s business, financial or legal affairs and condition and recognizes that the Company has a limited operating history and no approved pharmaceuticals, and that an investment in the Company involves a high degree of risk, including, without limitation, that the Company may never conduct an IPO or otherwise effectuate a liquidity event;

5.4.	The Lender has been advised that there will be no market for the Conversion Shares and that a market may never develop. The Lender’s overall commitment to investments which are not readily marketable is not disproportionate to his net worth; his investment in the Company will not cause such overall commitment to become excessive; and he can afford to bear the loss of his entire investment in the Company;

5.5.	The Lender has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

5.6.	The Lender has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company;

5.7.	The Lender confirms that the Company has made available to Lender the opportunity to ask questions of, and receive answers from, the Company concerning the Company and/or the Conversion Shares. In considering its investment in the Company, the Lender has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, or any director, officer, stockholder, partner, employee, agent, member, or counsel, or any representative or affiliate of any of the foregoing, other than as expressly set forth in this Agreement;

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5.8.	The Lender hereby acknowledges that the Lender has been advised that the Conversion Shares have not been, and will not be, registered with, or reviewed by, the United States Securities and Exchange Commission (the “SEC”) because the issuance of the Conversion Shares is intended to be a non-public offering pursuant to Section 4(2) and Regulation D under the Securities Act. The Lender represents that, in the event of conversion, the Conversion Shares are being purchased for the Lender’s own account, for investment purposes only and not with a view for distribution or resale to others. The Lender agrees that the Lender will not sell or otherwise transfer the Conversion Shares unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available. The Lender understands that the Conversion Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Lender’s investment intention.

5.9.	The Lender understands that neither the SEC nor the securities administrator of any state or governmental entity outside the United States has made any finding or determination relating to the fairness of this investment and that neither the SEC nor any such securities administrator has recommended or endorsed, or will recommend or endorse, the offering and/or issuance of the Conversion Shares, nor have any of them reviewed or passed upon the accuracy or adequacy of this Agreement;

5.10.	If the Lender is an entity, the execution, delivery and performance by the Lender of the Agreement has been duly authorized by its Board of Directors or other governing body and validly executed on its behalf;

5.11.	The Lender acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine, e-mail or by electronic means on the Internet or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Conversion Shares has been made to him;

5.12.	The Lender has sufficient resources to bear the economic risk of an investment in the Company and in the Conversion Shares for an indefinite period of time, and that this investment is being made for the account of the Lender alone;

5.13.	By executing and delivering this Agreement, the Lender covenants to the Company that, except with the prior written permission of the Company, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information contained in this Agreement, including the exhibits and attachments thereto;

5.14.	THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED, DISAPPROVED OR RECOMMENDED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL, THE COMPANY MAY AFFIX ON ANY SHARE CERTIFICATE ISSUED HEREUNDER APPROPRIATE LEGEND EVIDENCING THE ABOVE STATEMENTS;

5.15.	The Lender is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S under the Securities Act; and received all communications relating to the issuance of the Conversion Shares, and executed all documents relating thereto, outside the United States;

5.16.	Without derogating from the foregoing, each Lender confirms that he/it is either a director of the Company or is considered as an investor for purpose of Section 15A(b)(1) to the Israeli Securities Law 5728–1968 (the "Israeli Securities Law") and he/it understands and confirms the implications thereof; and

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5.17.	The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of delivery of this Agreement and accompanying documents to the Company and shall survive such delivery. If, in any respect, those representations and warranties shall not be true and accurate prior to the conversion and issuance of any shares as provided for in this Agreement, the undersigned shall immediately give written notice to the Company specifying which representations and warranties are not true and accurate and the reason therefor.

6.	Indemnification; Survival of Representations.

6.1.	Indemnification. The Company shall indemnify, defend and hold harmless the Lenders and its directors, officers, and shareholders and representatives (the “Indemnified Party”), from and against all third party claims, actions, suits, losses, liabilities, damages, deficiencies, judgments, settlements, actually incurred by the Lenders (including reasonable attorneys' fees and disbursements incurred in connection with defending a claim or enforcing this indemnification or otherwise in connection with any of the foregoing), arising out of any breach of any representation or warranty of the Company contained in Section 4 of this Agreement (collectively, “Losses”) provided however that no claims made under this Section 6 shall be brought against the Company unless such Losses exceed in the aggregate US$ 50,000, at which point claims may be made for the full amount of Losses from the "first Dollar".

6.2.	Limitations. Notwithstanding anything to the contrary herein (i) the liability of the Company towards the Lenders under this Agreement with respect to breaches of representations and warranties contained in Section 4 of this Agreement (a “Reps Claim”) shall be limited to the Loan Amount plus any reasonable expenses incurred by any Lender in connection with its claim in respect of such Losses; and (ii) no Reps Claim shall be brought against the Company later than the end of the applicable Survival Period set forth in Section 6.3 below.

6.3.	Survival. Each representation and warranty set forth in Section 4 shall survive and remain in full force and effect after the Closing until the earlier of: (i) conversion (in which case the applicable share purchase agreement shall govern) or repayment of the Loan Amount; or (ii) twenty four (24) months following the Closing (the “Survival Period”).

7.	Miscellaneous.

7.1.	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby.

7.2.	Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to principles of conflict of laws. The parties hereto irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction located in Tel-Aviv in respect of any dispute arising out of or in connection with this Agreement or the transactions contemplated hereby. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.3.	Assignment. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by either Party.

7.4.	Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes any prior agreements between the parties with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Lenders advancing a majority of the Loan Amount, which amendment shall then be binding upon all Lenders.

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7.5.	Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed, e-mailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the addresses provided by the parties. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile or e-mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

7.6.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

7.7.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.8.	Counterparts. This Agreement may be executed in one or more counterparts.

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IN WITNESS WHEREOF, the parties have signed this Convertible Loan Agreement as of the date first written above.

THE COMPANY:

POLYPID LTD.

By:

Name:

Title:

THE LENDER:

YOUR SIGNATURE IS REQUIRED - For U.S. securities law purposes:

By initialing the appropriate space below, the Lender hereby represents that the Lender is:

________ (initials)	a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.
________ (initials)	a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 (ignoring the positive net value of a principal residence secured by a mortgage but including any negative net value).
________ (initials)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.
________ (initials)	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Ordinary Shares, whose purchase is directed by a sophisticated person as described Regulation D.
________ (initials)	an entity in which all of the equity owners fall within one of the categories set forth above. Other category of accredited investor (specify): _________________________________

YOUR SIGNATURE IS REQUIRED - For Israeli securities law purposes:

By initialing the appropriate space below, the Lender hereby represents that the corresponding description is true, and that the Lender is aware of the implications of being declared a Classified Investor1 under the Israeli Securities Law and the Lender consents to being declared as such:

________ (initials)	an entity or person which is a Controlling Shareholder[2], a general manager or a director in the Company or a corporation in the control of the Company.
________ (initials)	a corporate entity which is an venture capital fund[3];

1 A Classified Investor – an investor who falls within any of the categories listed in the 1st Addendum of the Israeli Securities Law.

2 "Control" is defined as ability the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or the right to appoint the directors of the company or its general manager.

3 A venture capital fund is defined as a corporation whose main activity is investing in corporations which, at the time of the investment, area primarily engaged in research, development or manufacturing of innovative and hi-tech products or processes, and where the risk of investment is higher than what is customary for other investments.

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________ (initials)	a corporation entity fully owned by Classified Investors;
________ (initials)	a corporation entity with shareholders equity exceeding ILS 50,000,000 (excluding entities that were incorporated for the purpose of purchasing securities in a specific offering).
________ (initials)	a person who, if purchases securities of the Company, does so for their own account and not on behalf, or the benefit, of any other party, and complies with at least two of the following: (i) owns cash, deposits, Financial Assets[4] and securities worth (in total) of more than ILS 12,000,000; (ii) has expertise in the capital market, or alternatively was employed for at least a year in a professional role which requires expertise in the capital market; (iii) during the four calendar quarters prior to the date hereof, executed at least 30 transactions in average per quarter, not including transactions performed by a portfolio manager/s.
________ (initials)	an entity in which all of the equity owners fall within one of the categories set forth above. Other category of accredited investor (specify): _________________________________

Lender’s name é

Lender’s signature é

Title of signatory, if Lender is an entity é

Loan amount invested to be extended by the Lender ê

[4]	"Financial Assets" are defined to include units in mutual investment funds, shares or units of funds registered outside of Israel, options, future contracts, structured products and education funds (kranot hishtalmut).

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Exhibit A

List of Lenders

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